EXHIBIT 99.1

Storage Technology Corporation                                303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130






NEWS RELEASE                                                   [STORAGETEK LOGO]

Contact:  Karla J. Kimrey
          Vice President, Investor Relations
          303.673-5020
          ask_stk@storagetek.com


       STORAGETEK ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

   Q4 2002 Earnings of $0.57 Per Share, Including $0.10 Per Share Tax Benefit

LOUISVILLE, Colo., January 22, 2003 - StorageTek (Storage Technology Corp., NYSE:STK) today announced fourth quarter 2002 net income of $61.1 million, or $0.57 diluted earnings per share. Those results include a tax benefit of $10.5 million, or $0.10 per diluted share, from the favorable resolution during the fourth quarter 2002 of prior year tax audits. Net income for the fourth quarter of 2001 was $40.0 million, or $0.38 diluted earnings per share, including a benefit of $2.2 million, or $0.02 per diluted share, from the net impact of special items. Revenue for the fourth quarter of 2002 was $590.1 million compared to $566.4 million for the fourth quarter of 2001.

Net income for 2002 was $110.0 million, or $1.02 diluted earnings per share, including the tax benefit of $10.5 million, or $0.10 per diluted share. Net income for 2001 was $67.2 million, or $0.64 diluted earnings per share, including the benefit from special items of $2.2 million, or $0.02 per diluted share. Revenue for 2002 was $2.04 billion compared to $2.05 billion for 2001.

"We are very pleased to deliver revenue and earnings growth for the fourth quarter and year-over-year earnings improvement for the tenth quarter in a row," said Patrick J. Martin, StorageTek chairman, president and chief executive officer. "This was our best quarter for revenue in the past two years and has resulted in StorageTek gaining market share in tape, disk, networking and storage services. We have outperformed our competitors in tape solutions and we grew our disk and network revenues in excess of 40 percent over fourth quarter 2001. We continue to deliver strong earnings performance and are positioned to deliver revenue growth across all product and service offerings."

Storage services revenue increased 12 percent for the fourth quarter from the same period in 2001 and 11 percent for the full year. Gross margin for services increased from 41 percent for 2001 to 44 percent for 2002. "StorageTek's ability to provide total storage solutions is critical as IT budgets continue to be under pressure. Customers are embracing StorageTek as a member of their own team to create and implement their storage strategies for the future," said Martin.

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STORAGETEK ANNOUNCES Q4 & FULL YEAR 2002 RESULTS                          2-2-2/

Financial highlights for the quarter include a cash balance of $658 million, quarterly cash flow from operations of approximately $100 million and an inventory balance of $133 million. For the full year, the cash balance increased over $200 million and inventory was reduced by over $50 million. "Over the last two years we have been successful in strengthening our business model," said Robert Kocol, StorageTek's chief financial officer. "We continue to invest in our future while improving the overall operations of the corporation. This is evidenced by our commitment to research and development while streamlining our business to deliver solid margins."

StorageTek will conduct the fourth quarter and full year financial results conference call today, January 22, 2003 at 5:00 p.m. ET. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist2.cfm?companyid=STK. If you prefer to join via telephone line, please dial 800.406.5356 at least 5 minutes prior to the start of the call. International participants should dial 913.981.5572.

A replay of the call will be available on the web. The replay will also be available beginning at 7:30 p.m. EST on Jan. 22 through midnight on Friday, Jan. 31, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 731194.

Certain statements, projections and forecasts contained herein regarding StorageTek's future performance and financial results, future products, and business plans constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," and "believes." There are a number of risks and uncertainties that could cause StorageTek's actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek's ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to continue to increase productivity; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; potential delivery delays from sub-contractors and increased lead time in ordering parts and components; general economic conditions in the United States and globally; and other risks described in StorageTek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC's website.

About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions for digitized data. StorageTek solutions are easy to manage and allow universal access to data across servers, media types and storage networks. StorageTek is the innovator and global leader in virtual storage solutions for tape automation, disk storage systems and storage networking. Because of StorageTek, customers can manage and leverage their digital assets as their businesses grow and can maximize IT productivity to ensure enterprise-class business continuity. For more information, see www.storagetek.com, or call 1.800.786.7835.

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                         STORAGE TECHNOLOGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)


                                      QUARTER ENDED            YEAR ENDED
                                   --------------------  ----------------------
                                   12/27/02   12/28/01    12/27/02    12/28/01
                                   --------   --------   ----------  ----------
Revenue
  Storage products                 $386,562   $384,765   $1,275,941  $1,359,356
    Gross profit margin                  47%        47%          45%         45%

  Storage services                  203,507    181,605      763,674     685,966
    Gross profit margin                  44%        44%          44%         41%
                                    -------    -------    ---------   ---------
    Total revenue                   590,069    566,370    2,039,615   2,045,322

Cost of revenue                     316,997    304,975    1,125,120   1,144,861
                                    -------    -------    ---------   ---------
    Gross profit                    273,072    261,395      914,495     900,461
    Gross profit margin                  46%        46%          45%         44%

Research and product development
 costs                               52,622     58,772      215,007     244,542
Selling, general, and
 administrative expense             148,380    143,329      561,332     557,467
                                    -------    -------    ---------   ---------
    Operating profit                 72,070     59,294      138,156      98,452

Interest income                       2,811      2,967       10,250      10,189
Interest expense                       (507)    (1,615)      (2,075)     (6,834)
                                    -------    -------    ---------   ---------
    Income before income taxes       74,374     60,646      146,331     101,807

Provision for income taxes(1)       (13,300)   (20,600)     (36,300)    (34,600)
                                    -------    -------    ---------   ---------
    Net income                     $ 61,074   $ 40,046   $  110,031  $   67,207
                                    =======    =======    =========   =========


EARNINGS PER SHARE

Basic earnings per share           $   0.58   $   0.39   $     1.05  $     0.65
                                    =======    =======    =========   =========
Weighted-average shares             105,723    103,916      105,108     103,143
                                    =======    =======    =========   =========

Diluted earnings per share         $   0.57   $   0.38   $     1.02  $     0.64
                                    =======    =======    =========   =========
Weighted-average and dilutive
 potential shares                   107,667    106,213      107,437     104,929
                                    =======    =======    =========   =========

(1) The quarter ended December 27, 2002 includes a tax benefit of $10.5 million, or $0.10 per diluted share, as a result of the favorable resolution of prior year tax audits. The per share measure is based on 107,667 weighted-average and dilutive potential shares.




SUPPLEMENTARY FINANCIAL DATA - STORAGE PRODUCTS REVENUE


    Tape products                  $287,319   $308,341   $  989,819  $1,099,666
    Disk products                    57,222     39,887      145,792     114,985
    Network products                 26,917     18,518       88,533      67,713
    Other                            15,104     18,019       51,797      76,992
                                    -------    -------    ---------   ---------
      Total products               $386,562   $384,765   $1,275,941  $1,359,356
                                    =======    =======    =========   =========

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                  STORAGE TECHNOLOGY CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                          (Unaudited)
                    (In Thousands of Dollars)


                                          12/27/02     12/28/01
                                         ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents              $  657,599   $  453,217
  Accounts receivable                       566,863      505,630
  Inventories                               133,275      183,980
  Deferred income tax assets                 99,246       95,459
  Other current assets                        7,256       16,240
                                          ---------    ---------
     Total current assets                 1,464,239    1,254,526

Property, plant, and equipment              240,021      232,289
Spare parts for maintenance                  39,346       35,674
Deferred income tax assets                  114,002      121,826
Other assets                                118,532      114,568
                                          ---------    ---------
     Total assets                        $1,976,140   $1,758,883
                                          =========    =========

LIABILITIES
Current liabilities:
  Credit facilities                      $        -   $   73,401
  Current portion of long-term debt             773          812
  Accounts payable                          135,348       66,648
  Accrued liabilities                       421,511      361,113
  Income taxes payable                      215,240      212,566
  Other current liabilities                  35,144            -
                                          ---------    ---------
     Total current liabilities              808,016      714,540

Long-term debt                               10,361        9,523
                                          ---------    ---------
     Total liabilities                      818,377      724,063
                                          ---------    ---------


STOCKHOLDERS' EQUITY
Common stock, $0.10 par value                10,685       10,503
Capital in excess of par value              908,100      875,379
Retained earnings                           260,160      150,129
Accumulated other comprehensive
 income (loss)                               (9,584)       7,642
Treasury stock                               (4,444)      (3,777)
Unearned compensation                        (7,154)      (5,056)
                                          ---------    ---------
     Total stockholders' equity           1,157,763    1,034,820
                                          ---------    ---------
     Total liabilities and stockholders'
      equity                             $1,976,140   $1,758,883
                                          =========    =========

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